Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment to Credit Agreement,” or this “Amendment”) is dated as of July 5, 2018, among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company (“Borrower”), VANGUARD NATURAL RESOURCES, INC., a Delaware corporation, as Parent, and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”), and the financial institutions executing this Amendment as Lenders.
R E C I T A L S
A.Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Fourth Amended and Restated Credit Agreement dated as of August 1, 2017, as amended by a Limited Waiver and First Amendment to Credit Agreement dated as of January 9, 2018 and as further amended, modified, and supplemented and in effect prior to the date hereof (collectively, the “Original Credit Agreement”).
B.    The parties desire to amend the Original Credit Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:
“Second Amendment Effective Date” means the date when the conditions set forth in Section 2 of this Amendment have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent.
2.    Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Second Amendment Effective Date):
(a)    Second Amendment to Credit Agreement. Administrative Agent shall have received duly executed counterparts of this Amendment from Borrower and Lenders to the Original Credit Agreement constituting the Required Revolving Credit Lenders.
(b)    Amendment Fee. Administrative Agent shall have received for the account of each Lender that, no later than 5:00 p.m. New York time on July 3, 2018, shall have executed a counterpart of this Amendment and delivered the same to the Administrative Agent, an amendment fee in the amount of 0.15% times each such Lender’s Revolving Credit Commitment after giving effect to this Amendment.

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 1

Exhibit 10.2

(c)    Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.
(d)    Representations and Warranties. All representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects and as of the Effective Date except to the extent (i) that any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) shall continue to be true and correct in all respects.
(e)    No Default. No Default or Event of Default has occurred and is continuing or will occur as a result of this Agreement.
3.    Amendments to Original Credit Agreement. On the Second Amendment Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:
(a)    The definition of “Applicable Margin” in Section 1.02 of the Original Credit Agreement shall be amended by (i) replacing the phrase “Eurodollar Loans” in the left-hand column of the Borrowing Base Utilization Grid therein with “Eurodollar Loans and Letter of Credit Fee Rate” and (ii) replacing the phrase “ABR Loans and Letter of Credit Fee Rate” in the left-hand column of the Borrowing Base Utilization Grid therein with “ABR Loans”.
(b)    Section 1.02 of the Original Credit Agreement shall be amended by amending the following definitions therein to read in their respective entireties as follows:
“EBITDA” means, for any trailing twelve-month period (except as otherwise expressly provided) ending on the last day of any fiscal quarter, Consolidated Net Income for such period, excluding any non-cash revenue or expense associated with mark-to-market in respect of Swap Agreements resulting from ASC 815, less any gain or plus any loss from a Liquidation of any Swap Agreement in conjunction with any asset sales not to exceed the lesser of 7.5% of gross proceeds of all asset sales in the trailing twelve-month period and $10,000,000, less income or plus loss from discontinued operations and extraordinary items, plus without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depletion, depreciation and amortization for such period, (d) all other non-cash charges, (e) exploration expenses for such period not to exceed $4,000,000, (f) third party fees, costs and expenses paid for attorneys, accountants, lenders and other restructuring and strategic advisors in connection with the Plan of Reorganization incurred on or before December 31, 2018 and fees, costs and expenses incurred with regard to negotiation, execution and delivery of this Agreement and the other Loan Documents, including any amendments thereto and (g) all severance costs, expenses and/or one-time compensation costs as a result of emergence from the Chapter 11 Cases; provided that the aggregate amount of all addbacks described in clauses (f) and (g) above shall constitute no more than 10% in the

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 2

Exhibit 10.2

aggregate of EBITDA for any Reference Period; all determined on a consolidated basis with respect to Parent, the Borrower and the other Subsidiaries in accordance with GAAP, using the results of the twelve-month period ending with that reporting period (except as otherwise herein provided). For the purposes of calculating EBITDA (including any component thereof) for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratios contained in Section 9.01(a), if at any time during such Reference Period the Parent, the Borrower or any other Subsidiary shall have made any Material Disposition or Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (and shall take into account the transaction costs incurred in connection therewith in an aggregate amount not to exceed 5% of the total consideration of any transaction or series of related transactions) as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Parent or any of its Subsidiaries in excess of (1) $5,000,000 in the aggregate during a fiscal quarter or (2) $5,000,000 for any single acquisition or series of related acquisitions of Property; and “Material Disposition” means any Disposition of Property or series of related dispositions of Property that yields gross proceeds to the Parent or any of its Subsidiaries in excess of (1) $5,000,000 in the aggregate during a fiscal quarter or (2) $5,000,000 for any single Disposition or series of related Dispositions of Property.
“Triggering Disposition” means any Disposition of any Oil and Gas Properties (including Casualty Events but excluding any Disposition of any Oil and Gas Properties to a Loan Party (other than the Parent)), any monetization, Liquidation, close-out or other similar action of any Swap Agreements, including in connection with a Disposition of Oil and Gas Properties, (and any sale of Equity Interests in a Subsidiary that owns Oil and Gas Properties or is a party to Swap Agreements (excluding, in each case, any sale of Equity Interests to a Loan Party (other than the Parent)) if the aggregate Borrowing Base value (as determined by the Administrative Agent in its sole discretion, in a manner consistent with its normal oil and gas lending criteria at the time of such determination, and based upon the engineered value attributed to such properties in the most recent Reserve Report delivered hereunder), if any, of all Oil and Gas Properties and Equity Interests directly or indirectly Disposed of and Swap Agreements directly or indirectly monetized, Liquidated, closed-out (or similar action taken) (inclusive of the Oil and Gas Properties or Swap Agreements then being sold or liquidated) (a) during any period other than a Leverage Threshold Period, exceeds $0, or (b) during any Leverage Threshold Period, exceeds 5% of the then-existing Borrowing Base.
(c)    Section 1.02 of the Original Credit Agreement shall be amended by adding the following definition in appropriate alphabetical order:
“Leverage Threshold Period” means any period commencing with the date a compliance certificate is delivered pursuant to Section 8.01(c) demonstrating that the Consolidated Total Net Leverage Ratio as of the last day of the two most recently ended fiscal quarters for which compliance certificates have been delivered is less than or equal to 3.75:1.00, and ending on the date a compliance certificate is required to be delivered demonstrating that the Consolidated Total Net Leverage Ratio is greater than 3.75:1.00.

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 3

Exhibit 10.2

(d)    Section 2.07(f) of the Original Credit Agreement shall be amended to read in its entirety as follows:
(f)    Automatic Reduction of Borrowing Base – Triggering Disposition.
(i)    Upon the consummation of a Triggering Disposition, the Borrowing Base shall automatically be decreased by an amount equal to the Net Proceeds received by the Borrower, in each case, of the Property Disposed or Liquidated in connection with such Triggering Disposition; provided that during any Leverage Threshold Period, any Triggering Disposition shall only result in an automatic reduction of the Borrowing Base if the aggregate value of all Triggering Dispositions since the date of the immediately preceding Scheduled Determination, if any, exceeds 5% of the then-existing Borrowing Base, in which case, the Borrowing Base shall be reduced in an amount determined by the Administrative Agent in its discretion in accordance with the standards set forth in Section 2.07 taking into account the Borrowing Base value or attributed value of such Oil and Gas Properties, Equity Interests and Swap Agreements in all such Triggering Dispositions. Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Revolving Credit Lenders.
(ii)    [Reserved.]
(e)    Section 9.01(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:
(a)    Consolidated First Lien Net Leverage Ratio. Each of the Parent and the Borrower will not, as of the last day of any fiscal quarter of the Parent, commencing with the third full fiscal quarter ending after the Effective Date, permit the Consolidated First Lien Net Leverage Ratio to be greater than the ratio listed below corresponding to the periods specified below:

Period Ending	Consolidated First Lien Net Leverage Ratio
September 30, 2018	5.25:1.00
December 31, 2018	5.50:1.00
March 31, 2019	5.75:1.00
June 30, 2019	5.25:1.00
September 30, 2019	5.00:1.00
December 31, 2019 and March 31, 2020	4.75:1.00
June 30, 2020	4.50:1.00
September 30, 2020	4.25:1.00
December 31, 2020 and thereafter	4.00:1.00

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 4

Exhibit 10.2

(f)    Section 9.14 of the Original Credit Agreement shall be amended by adding a new clause (i) to read in its entirety as follows:
(i)    the Disposition (including Casualty Events) of any Oil and Gas Property or any interest therein (including any Equity Interest in any Loan Party that owns Oil and Gas Property); provided that:
(i)    100% of the consideration received in respect of such sale or other disposition of any such Oil and Gas Property (or such Equity Interest) shall be cash,
(ii)    other than in respect of Casualty Events, the consideration received in respect of a Disposition of such Oil and Gas Property or interest therein (or such Equity Interest) shall be equal to or greater than the fair market value of such Oil and Gas Property or interest therein (or such Equity Interest) subject of such Disposition (as reasonably determined by a Responsible Officer of the Borrower and if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to the foregoing),
(iii)    the fair market value of any Oil and Gas Property sold in any single such Disposition shall not exceed $25,000,000, and the aggregate fair market value of all Oil and Gas Properties sold in all such Dispositions between any two consecutive Scheduled Redeterminations shall not exceed $75,000,000, and
(iv)    the Borrowing Base shall be adjusted in accordance with the terms of Section 2.07(f), and the Borrower shall make any required corresponding prepayment under Section 3.04(c)(iii).
4.    Borrowing Base Decrease. The Borrowing Base is hereby decreased from $765,200,000 to $729,700,000. Such Borrowing Base shall remain in effect until the next Scheduled Redetermination pursuant to the provisions of the Original Credit Agreement. Allocations of the Revolving Credit Lenders to the new Borrowing Base are set forth on Annex I hereto.
5.    Regarding the Potato Hills Disposition. Reference is made to that certain posting memorandum dated as of June 11, 2018 regarding, inter alia, the Proposed Potato Hills Disposition (as defined therein), proposed to be made by Borrower pursuant to the terms thereof. The Lenders party hereto consent to such Disposition being made by Borrower, subject to a reduction of the Borrowing Base and paydown of principal of the Obligations upon closing such Disposition by 100% of the Net Proceeds of such Disposition. Additionally, such Disposition shall not be included in any calculation of aggregate fair market value under Section 9.14(i), as amended hereby.
6.    Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute this Amendment and this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 5

Exhibit 10.2

representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent (i) that any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) shall continue to be true and correct in all respects.
7.    No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
8.    Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, Issuing Bank and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment. This Amendment is a Loan Document and any breach of any representations, warranties and covenants under this Amendment shall be subject to Section 10.01 of the Original Credit Agreement.
9.    Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.
10.    Confirmation of Security. Borrower hereby confirms and agrees that all of the Security Instruments that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
12.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.10 of the Original Credit Agreement captioned “Governing Law,” Section 12.11 of the Original Credit Agreement captioned “Submission to Jurisdiction”, Section 12.12 of the Original Credit Agreement captioned “Waiver of Venue”, Section 12.13 of the Original Credit Agreement captioned “Service of Process”, and Section 12.14 of the Original Credit Agreement captioned “WAIVER OF JURY TRIAL” are incorporated herein by reference for all purposes.

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 6

Exhibit 10.2

13.    Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECOND AMENDMENT TO CREDIT AGREEMENT– Page 7

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.
LOAN PARTIES

VANGUARD NATURAL GAS, LLC

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

VANGUARD NATURAL RESOURCES, INC.

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

VANGUARD OPERATING, LLC

By:	Vanguard Natural Gas, LLC,
Its Sole Member

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

ENCORE CLEAR FORK PIPELINE LLC

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.,
Its general partner

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.,
Its general partner

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

ESCAMBIA ASSET CO. LLC

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

ESCAMBIA OPERATING CO. LLC

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

VNR HOLDINGS, LLC

By:	Vanguard Natural Gas, LLC,
Its Sole Member

By:    /s/ Ryan Midgett
Ryan Midgett
Chief Financial Officer

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent

By:    /s/ Eamon Baqui
Eamon Baqui
Vice President

LENDERS

By:
Name:
Title: